UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2006

Interpharm Holdings, Inc.

(Exact name of Registrant as specified in charter)

Delaware	0-22710	13-3673965
(State or other jurisdic-	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification No.)

75 Adams Avenue, Hauppauge, New York		11788
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (631) 952 0214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 23, 2006 the Board of Directors elected Joan Neuscheler to fill a vacancy in the Board of Directors. The Certificate of Designations, Preferences and Rights of the Series B-1 Convertible Preferred Stock of Interpharm Holdings, Inc. (the “Series B-1 Stock”) provides that so long as Tullis-Dickerson Capital Focus III, L.P. (“TD III”) or an affiliate of TD III continues to hold at least twenty five percent (25%) of the cumulative aggregate number of shares of Series B-1 Stock issued to TD III on the initial issuance date of the Series B-1 Stock, TD III shall be entitled to elect one director to the Board of Directors of the Company. On August 23, 2006 TD III designated Ms. Neuscheler for election as a director of the Company. The Company does not know at this time whether Ms. Neuscheler will be appointed as a member of any committee of the Board. Richard J. Miller, the original designee of TD III, has agreed to remain as a director of the Company.

Ms. Neuscheler, age 47, has 17 years of experience in private equity investing as an officer of Tullis-Dickerson & Co., Inc.  (“TD”), a health care-focused venture capital firm. Since July 1998, Ms. Neuscheler has been the President of TD.  Ms. Neuscheler’s previous experience includes three years in public accounting with Arthur Andersen and five years experience as a senior officer in a reinsurance brokerage firm. Ms. Neuscheler is a Director of Adams Respiratory Therapeutics, Inc. (NasdaqGS: ARXT), a specialty pharmaceutical company, and a number of privately held companies. She received her B.B.A. and her M.B.A. from Pace University.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPHARM HOLDINGS, INC.
August 25, 2006	By:/s/ George Aronson
George Aronson
Chief Financial Officer